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                                                                      EXHIBIT 21

Subsidiaries of InaCom Corp.

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NAME                                                                                         STATE OF INCORPORATION
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
InaCom Communications, Inc.................................................................................Nebraska

Inacomp Financial Services, Inc............................................................................Michigan

InaCom Solutions, Inc......................................................................................Delaware

Perigee Communications, Inc...............................................................................Minnesota

Networks, Inc...............................................................................................Florida

Gorham Clark, Inc..........................................................................................New York

InaCom International, Inc..................................................................................Delaware

InaCom Finance Corp........................................................................................Delaware

InaCom Funding Corp........................................................................................Delaware

InaCom Professional Services, Inc..........................................................................Nebraska

Kure Associates, Inc.......................................................................................Nebraska

Office Products of Minnesota, Inc.........................................................................Minnesota

Vanstar Corporation........................................................................................Delaware

Vanstar Financing Trust (indirectly controlled)............................................................Delaware

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